Exhibit 99.1

CEVA, INC. REPORTS FOURTH QUARTER AND YEAR END 2006 FINANCIAL RESULTS Record number of licensing deals signed in the quarter Two sequential quarters of positive operating margins

SAN JOSE, Calif. - January 25, 2006 - CEVA, Inc. (NASDAQ: CEVA; LSE: CVA), a leading licensor of innovative intellectual property (IP) platform solutions and DSP cores for wireless, consumer and multimedia applications, today announced financial results for the fourth quarter and year ended December 31, 2006.

Total revenue for the fourth quarter of 2006 increased 5% to $8.1 million, compared to $7.7 million reported in the fourth quarter of 2005. Fourth quarter of 2006 licensing revenue increased 15% to $5.3 million compared to $4.6 million in the fourth quarter of 2005. Fourth quarter of 2006 royalty revenue was $1.7 million, a decrease of 15% compared to $1.9 million reported in the fourth quarter of 2005, but represented a 15% and 17% sequential increase from the second and third quarters of 2006, respectively. Revenue from services was $1.1 million for the fourth quarter of 2006 compared to $1.2 million in the fourth quarter of 2005.

Net income for the fourth quarter of 2006 was $0.6 million, compared to net loss of $0.1 million in the fourth quarter of 2005. Net income per share for the fourth quarter of 2006 was $0.03 per share compared to net loss of $0.01 per share for the fourth quarter of 2005.

In the fourth quarter of 2006, the Company recognized an equity-based compensation expense of $0.5 million pursuant to the adoption of SFAS 123R. Non-GAAP net income and net income per share for the fourth quarter of 2006, excluding the equity-based compensation expense, was $1.1 million and $0.06, respectively. Non-GAAP net loss and non-GAAP net loss per share for the fourth quarter of 2005, excluding the effect of a reorganization and severance charge of $0.1 million associated with leased facility requirements, would have been $0.2 million and $0.01, respectively.

During the quarter, the Company signed a record twelve new license agreements. Eight were for CEVA DSP cores and platforms, one for CEVA SATA technology and three for CEVA Bluetooth technology. Target applications for customer deployment are next generation cellular phones, Smart Phones, MobileTV, VoIP for optical networks and networking equipment. Geographically, of the twelve deals signed, three were signed in the U.S., two in Europe and seven in the Asia Pacific region.

Full Year 2006 Review:

Total revenue for 2006 was $32.5 million, representing a decrease of 9% compared to $35.6 million reported in 2005. A total of thirty eight new license agreements were signed in 2006, compared to twenty seven agreements in 2005. Licensing revenue in 2006 was $22.2 million, representing a decrease of 7% compared to $23.9 million reported in 2005. 2006 royalty revenue was $6.3 million, representing a decrease of 7% compared to $6.8 million reported in 2005. Shipped units by licensees increased 45% to a record 190 million in 2006 compared to 131 million shipped in 2005.

2006 net loss was $98,000 or $0.01 per share, compared to net loss of $2.3 million or $0.12 per share in 2005.

In 2006, the Company recognized an equity-based compensation expense of $2.2 million pursuant to the adoption of SFAS 123R and a gain of $0.1 million reported in interest and other income related to the disposal of an investment. Non-GAAP net income and net income per share for 2006, excluding the equity-based compensation expense and the gain of $0.1 million was $2.1 million and $0.11, respectively. Non-GAAP net loss and non-GAAP net loss per share for 2005, excluding the effect of a reorganization and severance charge of $3.2 million associated with leased facility requirements, a gain of $1.5 million related to the disposal of an investment and impairment of assets of $0.5 million, would have been $56,000 and $0.00, respectively.

Gideon Wertheizer, Chief Executive Officer of CEVA, stated: “The fourth quarter of 2006 was a strong licensing quarter for CEVA with a record twelve deals completed. Our DSP cores and multimedia platforms continued to drive licensing activity for the company with four strategic license agreements signed with first-tier semiconductor companies that plan to deploy our technologies in a broad range of products. We are also encouraged by the 17% sequential quarterly royalty revenue growth and 7% increase in terms of volume shipments. In the Asia Pacific region, we continued to build on our position as a leading IP player, completing seven new licensing agreements across our technology portfolio.”

Wertheizer, continued: “In 2006, CEVA launched two new DSP cores in the CEVA-X family - the CEVA-X1622 targeting baseband and multimedia applications and the Quad-MAC CEVA-X1641 DSP targeting WiMAX/4G modem applications. Both of these new DSP cores proved to be excellent additions to our technology portfolio and were licensed by leading semiconductor companies during the year. We continue to build on our “one stop shop” strategy for IP solutions, adding new software for our video, audio and VoIP platforms. Finally, in June 2006, we divested our GPS technology and product lines to a new fabless company in return for an equity ownership of 19.9% on a fully diluted basis in the new entity. The increased use of GPS technology in portable devices has been largely driven by the development of low-cost, highly-integrated GPS chipsets and not through the licensing of this technology. This divestment allowed us to focus our efforts and resources on our IP business and on building a profitable IP company. The positive results of this decision are already in evidence, with the company returning to operating profitability in the third and fourth quarters of this year.”

Yaniv Arieli, Chief Financial Officer of CEVA, stated: “At the beginning of 2006, we targeted a number of financial goals for the Company, namely to reduce the Company’s operating expenses and return the Company to operating profitability. We have managed to achieve both of these goals without impacting our research and development activities and have put in place a structure to enable us to achieve the goal of sustained profitability. During the year, we generated positive cash flow of $2.6 million and as of December 31st 2006, CEVA’s cash balances and marketable securities were $64.2 million compared to $61.6 million at the end of 2005. In 2006 our gross margins continued to be among the highest in the semiconductor IP market at 88% of revenue. We also are pleased with recent design wins and the early production stage of key customers who have incorporated our IP, which may contribute to CEVA’s royalty revenue growth in 2007.

CEVA Conference Call

On January 25, 2007 CEVA management will conduct a conference call at 8:30 a.m. Eastern Time / 1:30 p.m. London time, to discuss the operating performance for the fourth quarter and year ended December 31, 2006.

The conference call will be available via the following dial in numbers:

•	US Participants: Dial 1-888-694-4641 (CEVA reference number # 8308658)
•	UK/Rest of World: Dial +44-800-032-3836 (CEVA reference number # 8308658)

The conference call will also be available live via the Internet by accessing the CEVA web site at www.ceva-dsp.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing 1-877-519-4471 (passcode: 8308658) for US domestic callers and +44-800-169-3875 (passcode: 8308658) for international callers from two hours after the end of the call until 11:59 p.m. (Eastern Time) on February 1, 2007. The replay will also be available at CEVA's web site www.ceva-dsp.com.

For More Information Contact:

Yaniv Arieli, CFO CEVA, Inc. Tel: +1.408.514.2941 Email: yaniv.arieli@ceva-dsp.com	Richard Kingston CEVA, Inc. Tel: +1.408.514.2976 Email: richard.kingston@ceva-dsp.com

About CEVA, Inc.

Headquartered in San Jose, Calif., CEVA is a leading licensor of innovative intellectual property (IP) platform solutions and DSP cores for wireless, consumer and multimedia applications. CEVA’s IP portfolio includes comprehensive platform solutions for multimedia, audio, voice over packet (VoP), Bluetooth, Serial Attached SCSI (SAS) and Serial ATA (SATA), and a wide range of programmable DSP cores and subsystems with different price/performance metrics serving multiple markets. In 2006, CEVA's IP was shipped in over 190 million devices. For more information, visit http://www.ceva-dsp.com/ .

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements that we have put in place a structure to enable us to achieve the goal of sustained profitability and expectations that recent design wins and the early production stage of key customers who have incorporated our IP may contribute to our royalty revenue growth in 2007. The risks, uncertainties and assumptions include: the ability of the Multi-Media line of products to continue to be a strong growth driver for the Company; intense competition within our industry; the industries in which we license our technology have experienced a challenging period of growth; the market for our technology may not develop as expected, especially in the case of newly introduced or planned to be introduced technologies; our ability to timely and successfully develop and introduce new technologies; our reliance on revenue derived from a limited number of licensees; our ability to improve our royalty revenue in 2007 and other risks relating to our business, including, but not limited to, those that are described from time to time in the Company's Securities and Exchange Commission filings, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and its quarterly reports filed after the Form 10-K. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - U.S. GAAP

U.S. dollars in thousands, except per share data

	Year ended		Quarter ended
	December 31,		December 31,
	2006	2005	2006	2005
	Unaudited	Audited	Unaudited	Unaudited
Revenues:
Licensing and royalties	$28,484	$30,755	$6,931	$6,520
Other revenue	4,021	4,881	1,135	1,161

Total revenues	32,505	35,636	8,066	7,681

Cost of revenues	4,035	4,217	1,013	805

Gross profit	28,470	31,419	7,053	6,876

Operating expenses:
Research and development, net	18,769	20,153	4,610	4,676
Sales and marketing	6,268	6,577	1,477	1,722
General and administrative	5,882	5,742	1,347	1,261
Amortization of intangible assets	414	823	41	191
Reorganization and severance charge	-	3,207	-	(100)
Impairment of assets	-	510	-	-

Total operating expenses	31,333	37,012	7,475	7,750

Operating loss	(2,863)	(5,593)	(422)	(874)
Interest and other income, net	2,677	3,327	728	567

Income (loss) before taxes on income	(186)	(2,266)	306	(307)
Taxes on income	(88)	-	(273)	(160)

Net income (loss)	(98)	(2,266)	579	(147)

Basic and diluted net income (loss) per share	$(0.01)	$(0.12)	$0.03	$(0.01)

Weighted-average number of Common Stock used in computation of net income (loss) per share (in thousands):
Basic	19,191	18,807	19,315	18,923
Diluted	19,191	18,807	19,432	18,923

CEVA, INC. AND ITS SUBSIDIARIES
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands, except per share data

	Year ended		Quarter ended
	December 31,		December 31,
	2006	2005	2006	2005
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing and royalties	$28,484	$30,755	$6,931	$6,520
Other revenue	4,021	4,881	1,135	1,161

Total revenues	32,505	35,636	8,066	7,681

Cost of revenues	3,982	4,216	998	805

Gross profit	28,523	31,420	7,068	6,876

Operating expenses:
Research and development, net	18,113	20,153	4,477	4,676
Sales and marketing	5,819	6,577	1,286	1,722
General and administrative	4,835	5,742	1,142	1,261
Amortization of intangible assets	414	823	41	191
Total operating expenses	29,181	33,295	6,946	7,850

Operating income (loss)	(658)	(1,875)	122	(974)
Interest and other income, net	2,620	1,819	728	567

Income (loss) before taxes on income	1,962	(56)	850	(407)
Taxes on income	(88)	-	(273)	(160)

Net income (loss)	2,050	(56)	1,123	(247)

Non-GAAP basic and diluted net income (loss) per share	$0.11	$(0.00)	$0.06	$(0.01)
Weighted-average number of Common Stock used in computation of non-GAAP net income (loss) per share (in thousands):
Basic	19,191	18,807	19,315	18,923
Diluted	19,274	18,807	19,432	18,923

THE ABOVE NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS HAVE BEEN ADJUSTED TO EXCLUDE THE FOLLOWING ITEMS TO U.S. GAAP REPORTED NET INCOME (LOSS):

	Year ended		Quarter ended
	December 31,		December 31,
	2006	2005	2006	2005
	Unaudited	Unaudited	Unaudited	Unaudited
Reported net income (loss) per U.S. GAAP	(98)	(2,266)	579	(147)
Adjustments		-		-
Equity based compensation expense included in cost of revenue	53	-	15	-
Equity based compensation expense included in research and development expenses	656	-	133	-
Equity based compensation expense included in sales and marketing expenses	449	-	191	-
Equity based compensation expense included in general and administrative expenses	1,047	-	205	-
Interest and other income, net (1)	(57)	(1,507)	-	-
Reorganization and severance charge (2)	-	3,207	-	(100)
Impairment of assets (2)	-	510	-	-
Non-GAAP net income (loss)	2,050	(56)	1,123	(247)

(1)
Results for the fiscal year of 2005 included a gain of $1.5 million reported in interest and other income related to the disposal of an investment. Results for the fiscal year of 2006 included a gain of $0.1million reported in interest and other income related to the disposal of an investment

(2)
Results for the fourth quarter and fiscal year of 2005 included a reorganization and severance charge of ($0.1) million and $3.2 million, respectively, associated with the previously announced plans to reduce the Company’s operating expenses, primarily those related to general and administrative functions, and a one-time impairment charge of $0.5 million for the fiscal year of 2005, principally arising from the Company's decision to cease a certain technology line. This $0.5 million was comprised of the remaining intangibles attributed to the said technology of $0.4 million and a $0.1 million charge related to the impairment of other redundant assets.

These adjustments reconcile the Company's reported results of operations to the non-GAAP results of operations. The Company believes that presentation of net income (loss) and net income (loss) per share excluding non-cash equity-based compensation, a gain related to the disposal of an investment, reorganization and severance charge and impairment of assets charge provides meaningful supplemental information to investors as it allows investors to better understand the underlying business trend of the Company and how the expenses associated with the adoption of SFAS 123R are reflected in the Company’s statements of operations. The Company also believes that the non-GAAP presentation of excluding the equity-based compensation expense from its financial results for 2006 in comparison to its financial results for 2005 facilitates comparison of operating results across reporting periods since the Company’s financial results for 2005 would not have included equity-based compensation expense. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, offer a more complete understanding of factors and trends affecting the Company’s business. These non-GAAP measures should not be viewed as a substitute for the Company's reported GAAP results, and may be different than the non-GAAP measures used by other companies.

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. Dollars in Thousands

	December 31,	December 31,
	2006	2005
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$37,968	$35,111
Marketable securities and bank deposits	26,266	26,509
Trade receivables, net	8,521	6,159
Deferred tax assets	613	600
Prepaid expenses	564	1,040
Other current assets	1,890	1,042
Total current assets	75,822	70,461
Long-term investments:
Severance pay fund	2,338	1,912
Deferred tax assets	382	292
Property and equipment, net	1,706	3,226
Investment	4,233	-
Goodwill	36,498	38,398
Other intangible assets, net	201	1,460
Total assets	121,180	115,749

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade payables	$718	$548
Accrued expenses and other payables	9,462	7,778
Taxes payable	135	442
Deferred revenues	506	453
Total current liabilities	10,821	9,221

Accrued severance pay	2,519	2,100
Accrued liabilities	1,697	2,195

Total liabilities	15,037	13,516

Stockholders' equity:
Common Stock:	19	19
Additional paid in-capital	142,826	138,818
Accumulated deficit	(36,702)	(36,604)
Total stockholders' equity	106,143	102,233
Total liabilities and stockholders' equity	$121,180	$115,749